Exhibit 99.2

Clayton Williams Energy Updates Status on Developmental Drilling Programs in the Permian Basin and Austin Chalk

MIDLAND, Texas--(BUSINESS WIRE)--August 5, 2009--Clayton Williams Energy, Inc. (NASDAQ–NMS:CWEI) today provided an update on its recently-announced developmental drilling programs. The Company reported in June its plans to begin two major drilling projects during the last half of 2009 in the Permian Basin and Austin Chalk, two of its core oil-producing areas, utilizing drilling rigs owned by its wholly-owned subsidiary, Desta Drilling, LP. Currently, the Company is employing two of its rigs in Andrews County, Texas to drill developmental wells targeting the Wolfcamp/Spraberry formations in the Permian Basin. A third rig is expected to begin drilling in Andrews County during the fourth quarter of this year. The Company also has one drilling rig employed in Robertson County, Texas to drill in-fill horizontal wells to the Austin Chalk formation, and plans to add a second rig in this area before year-end.

Clayton W. Williams, Jr., President said, “We are extremely pleased with the performance of our drilling rigs. We have been able to hire experienced crews and managers, and they are doing a good job for us.”

The Company also updated its estimates for capital spending for the remainder of the year. The Company now plans to spend approximately $113.8 million on exploration and development activities, as compared to the June 2009 estimate of approximately $107.7 million. The table below provides an overview of the estimated capital spending by area:

	Total
	Planned
	Expenditures
	Year Ending	Percentage
	December 31, 2009	of Total
	(In thousands)

Permian Basin	$44,000	39%
South Louisiana	24,400	21%
East Texas Bossier	18,700	16%
Austin Chalk (Trend)	14,800	13%
Utah/California	6,700	6%
North Louisiana	4,600	4%
Other	600	1%
	$113,800	100%

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
cwei@claytonwilliams.com
www.claytonwilliams.com
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer